Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces Third Quarter 2015 Results

Third Quarter 2015 Highlights:

- Total revenue increased 1.6%

- Total comparable sales were 0.1%

- Opened 15 stores

- GAAP fully diluted earnings per share of $0.48, and adjusted fully diluted earnings per share of $0.52

SECAUCUS, N.J., November 4, 2015 — Vitamin Shoppe, Inc. (NYSE: VSI), a multi-channel specialty retailer and manufacturer of nutritional products, today announced preliminary results for the three months ended September 26, 2015. Total net sales in the third quarter increased 1.6% to $313.9 million compared to $308.9 million in the same period of the prior year. Reported fully-diluted earnings per share in third quarter 2015 were $0.48, compared with $0.40 in third quarter 2014. Excluding non-operating items in both periods, adjusted EPS was $0.52 and $0.47, respectively.

Commenting on the quarter’s results, Colin Watts, Chief Executive Officer of the Company stated, “I am pleased with the progress we are making in view of ongoing industry softness, and that we delivered year over year improvement in earnings per share. While we still faced some challenges for topline growth in the quarter, our comparable sales improved when compared with the prior quarter. Additionally, we are encouraged by the ongoing year over year increase in product gross margins.”

Mr. Watts added, “Looking ahead, we have begun to test, and in some cases, scale several new demand creation initiatives tied to our reinvention strategy that we expect will be important contributors to revenue growth beginning in 2016. We are well along with this process and anticipate sharing our multi-year reinvention strategy and long term business outlook in early 2016.”

Third Quarter 2015 Results

Sales growth in the quarter was primarily driven by growth from non-comp stores. Retail comparable sales were 0.1% and e-commerce comparable sales were up 0.6%. Retail sales growth was partially offset by a decrease in manufacturing third-party sales. The company opened 15 stores in the quarter and closed one.

Cost of goods sold, which includes product, distribution, manufacturing and store occupancy costs, decreased $2.4 million, or 1.2%, to $209.2 million for the three months ended September 26, 2015, compared with $211.6 million for the three months ended September 27, 2014.

Gross profit increased $7.4 million, or 7.6%, to $104.7 million for 2015 third quarter, compared with $97.3 million for third quarter 2014. Gross profit as a percentage of net sales was 33.4% in third quarter 2015, up from 31.5% in 2014. Excluding the impact of last year’s purchase accounting charge of $3.3 million for Nutri-Force, gross margin in third quarter 2015 was up approximately 80 basis points as higher product margins were partially offset by deleverage on store occupancy costs.

Selling, general and administrative expenses (SG&A), including operating payroll and related benefits, advertising expense and depreciation and amortization increased $4.6 million, or 6.0%, to $81.4 million for the quarter ended September 26, 2015, compared with $76.7 million for the quarter ended September 27, 2014. SG&A includes approximately $1.0 million of reinvention cost and $0.6 million of integration-related costs. SG&A for third quarter 2014 includes integration related expenses of approximately $0.3 million. Excluding these items for both periods, SG&A as a percent of revenue was 25.4% in third quarter 2015 and 24.8% in third quarter 2014. This increase in SG&A rate was driven by Nutri-Force, higher store payroll and benefits, and depreciation and amortization expense.

Income from operations in third quarter 2015 of $23.4 million compared to $20.5 million in the same period of the prior year. As a percentage of net sales, income from operations was 7.4% for third quarter 2015 compared with 6.7% for third quarter 2014. Adjusted for the items noted above in both periods, including the Nutri-Force purchase accounting, income from operations as a percentage of sales was 8.0% in third quarter 2015 and 7.8% in third quarter 2014.

Net income was $14.1 million for third quarter 2015 compared to $12.2 million in the same period of the prior year. Reported earnings per diluted share were $0.48 in third quarter 2015 compared with $0.40 in third quarter 2014. Adjusted EPS was $0.52 for third quarter 2015 and $0.47 for third quarter 2014.

Balance Sheet and Cash Flow

Cash and equivalents at September 26, 2015 were $2.0 million. During the quarter the Company paid $10 million on the line of credit leaving $8.0 million drawn at quarter end.

Capital expenditures were $9.6 million in the quarter. Funds were primarily expended on new stores and IT investments.

During the quarter the Company repurchased 355,021 shares of its common stock for a total purchase price of $12.4 million. As of September 26, 2015, the Company had repurchased 2,253,392 shares for a total of $95.8 million.

2015 Outlook

Management expects the following for 2015:

•	Net sales increase of approximately 5%

•	Total comparable sales growth to be approximately flat

•	50 new stores

•	Adjusted earnings per diluted share in the range of $2.05 to $2.15 for the full-year 2015. This excludes the impact of non-operating items and assumes completion of the 2014 share buyback program.

Non-GAAP Financial Measures

Adjusted information is non-GAAP financial information provided to enhance the user’s overall understanding of the Company’s performance and related trends. The Company provides a reconciliation of adjusted financial information to the GAAP financial results in Table 4 titled “Supplemental Operating Data”.

Webcast

Management will host a conference call to discuss the third quarter 2015 results at 8:30a.m. Eastern Time (ET) today. Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company’s website at www.vitaminshoppe.com. A telephonic replay will be available beginning at 11:30a.m. ET on November 4, 2015 and can be accessed by dialing 1-877-870-5176 or 1-858-384-5517 for international callers. The passcode for the replay is 9463025. The telephonic replay will be available until 11:59 p.m. ET on November 11, 2015. The webcast will also be archived on the company’s website at www.vitaminshoppe.com in the investor relations section.

About the Vitamin Shoppe, Inc. (NYSE:VSI)

Vitamin Shoppe is a multi-channel specialty retailer and contract manufacturer of nutritional products based in Secaucus, New Jersey. In its stores and on its websites, the Company carries one of the most comprehensive retail assortments in the industry, including vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 850 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plntTM, ProBioCareTM, Next StepTM, Betancourt and Nutri-Force Sports® brands. The Vitamin Shoppe conducts business through more than 700 company-operated retail stores under The Vitamin Shoppe, Super Supplements and Vitapath retail banners, and primarily through its website, www.VitaminShoppe.com.Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements under the caption “2015 Outlook”, statements regarding future financial results and performance, share repurchases, future business prospects, revenue, new stores, product offerings, integration of acquisitions, working capital, liquidity, capital expenditures, capital needs and interest costs, industry based factors, including the level of competition in the vitamin, mineral and supplement industry, continued demand from the primary markets the Company serves, consumer perception of the Company’s products, the availability of raw materials, as well as economic conditions generally and factors more specific to the Company such as compliance with manufacturing regulations, certifications and practices and restrictions imposed by the Company’s revolving credit facility, including financial covenants and limitations on the Company’s ability to incur additional indebtedness and the Company’s future capital requirements, and other risks, uncertainties and factors set forth under Item 1A., entitled “Risk Factors”, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 and in the Company’s other reports and documents filed with the SEC. These forward-looking statements can be identified by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others the strength of the economy, changes in the overall level of consumer spending, the performance of the Company’s products within the prevailing retail environment, trade restrictions, availability of suitable store locations at appropriate terms, the availability of raw material and other specific factors discussed herein and in other Company SEC filings (including reports on Forms 10-K and 10-Q filed with the SEC). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

Investor and Analyst Contact	Media Contact
Kathleen Heaney	Meghan Biango
646-912-3844	201-552-6017
ir@vitaminshoppe.com	meghan.biango@vitaminshoppe.com

TABLE 1

VITAMIN SHOPPE, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014
Net sales	$313,886	$308,910	$973,059	$922,964
Cost of goods sold	209,177	211,616	645,441	613,294

Gross profit	104,709	97,294	327,618	309,670
Selling, general and administrative expenses	81,352	76,745	249,742	226,708

Income from operations	23,357	20,549	77,876	82,962
Interest expense, net	172	140	515	325

Income before provision for income taxes	23,185	20,409	77,361	82,637
Provision for income taxes	9,087	8,212	30,322	33,005

Net income	$14,098	$12,197	$47,039	$49,632

Weighted average common shares outstanding
Basic	28,988,779	30,332,506	29,238,808	30,327,800
Diluted	29,190,454	30,710,564	29,504,418	30,767,854
Net income per common share
Basic	$0.49	$0.40	$1.61	$1.64
Diluted	$0.48	$0.40	$1.59	$1.61

TABLE 2

VITAMIN SHOPPE, INC. AND SUBSIDIARY

SEGMENT DATA, KEY PERFORMANCE INDICATORS AND STORE INFO

($ in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014
Net sales:
Retail	$270,213	$260,324	$836,396	$802,378
Direct	31,254	31,337	96,444	99,148
Manufacturing	20,693	19,933	67,185	24,947

Segment net sales	322,160	311,594	1,000,025	926,473
Elimination of intersegment revenues	(8,274)	(2,684)	(26,966)	(3,509)

Net sales	$313,886	$308,910	$973,059	$922,964

Income from operations:
Retail	$47,890	$45,919	$155,562	$154,355
Direct	5,324	4,931	15,976	17,716
Manufacturing	(222)	(2,141)	(1,433)	(3,012)
Corporate costs	(29,635)	(28,160)	(92,229)	(86,097)

Income from operations	$23,357	$20,549	$77,876	$82,962

Increase in total comparable net sales	0.1%	3.8%	0.1%	4.2%
Increase in comparable store net sales	0.1%	3.1%	0.3%	3.1%
Increase (Decrease) in e-commerce comparable net sales	0.6%	10.5%	(2.1%)	13.2%
Gross profit as a percent of net sales	33.4%	31.5%	33.7%	33.6%
Income from operations as a percent of net sales	7.4%	6.7%	8.0%	9.0%
Capital Expenditures	$9,646	$11,783	$30,172	$30,801
Depreciation and Amortization	$9,707	$8,613	$28,457	$25,060
Management realignment charges	$—	$—	$2,174	$—
Accounts receivable bad debts reserve charge	$—	$—	$1,370	$—
Reinvention costs	$1,026	$—	$1,026	$—
Acquisition and integration costs	$617	$289	$1,387	$4,295
Inventory valuation step-up charge	$—	$3,306	$—	$4,506
Store Data:
Stores open at beginning of period	734	678	717	659
Stores opened	15	23	39	44
Stores closed	(1)	—	(8)	(2)

Stores open at end of period	748	701	748	701

Total retail square footage at end of period (in thousands)	2,634	2,523	2,634	2,523

TABLE 3

VITAMIN SHOPPE, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 26,	December 27,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$1,981	$12,166
Accounts receivable, net of allowance of $973 and $1,883 in 2015 and 2014, respectively	5,065	10,376
Inventories	218,096	187,027
Prepaid expenses and other current assets	37,391	37,029

Total current assets	262,533	246,598
Property and equipment, net of accumulated depreciation and amortization of $263,878 and $238,613 in 2015 and 2014, respectively	139,701	140,596
Goodwill	243,269	243,269
Other intangibles, net	87,824	89,025
Other assets	2,937	2,903

Total assets	$736,264	$722,391

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$8,000	$8,000
Accounts payable	44,008	37,396
Accrued expenses and other current liabilities	65,497	75,820

Total current liabilities	117,505	121,216
Deferred income taxes	12,472	9,151
Deferred rent	40,458	39,388
Other long-term liabilities	627	702
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 250,000,000 shares authorized and no shares issued and outstanding at September 26, 2015 and December 27, 2014	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 29,233,983 shares issued and 29,115,012 shares outstanding at September 26, 2015, and 30,106,337 shares issued and 30,048,881 shares outstanding at December 27, 2014	292	301
Additional paid-in capital	235,839	267,083
Treasury stock, at cost; 118,971 shares at September 26, 2015 and 57,456 shares at December 27, 2014	(5,187)	(2,695)
Accumulated other comprehensive loss	(109)	(83)
Retained earnings	334,367	287,328

Total stockholders’ equity	565,202	551,934

Total liabilities and stockholders’ equity	$736,264	$722,391

TABLE 4

VITAMIN SHOPPE, INC. AND SUBSIDIARY

SUPPLEMENTAL OPERATING DATA

(Unaudited)

Three months ended September 26, 2015	Net Income Per Common Share (2)
GAAP diluted earnings per share	$0.48
Adjustments:
Reinvention costs	$0.02
Integration costs	0.01

Adjusted diluted earnings per share (1)	$0.52

Three months ended September 27, 2014	Net Income Per Common Share (2)
GAAP diluted earnings per share	$0.40
Adjustments:
Inventory valuation step-up charge	$0.06
Integration costs	0.01

Adjusted diluted earnings per share (1)	$0.47

Nine months ended September 26, 2015	Net Income Per Common Share (2)
GAAP diluted earnings per share	$1.59
Adjustments:
Management realignment charges	$0.05
Account receivable bad debts reserve charge	0.03
Integration costs	0.03
Reinvention costs	0.02

Adjusted diluted earnings per share (1)	$1.72

Nine months ended September 27, 2014	Net Income Per Common Share (2)
GAAP diluted earnings per share	$1.61
Adjustments:
Inventory valuation step-up charge	$0.09
Acquisition and integration costs	0.08

Adjusted diluted earnings per share (1)	$1.79

(1)	Adjusted information is non-GAAP financial information provided to enhance the user’s overall understanding of the Company’s performance and related trends.
(2)	Per share amounts may not sum due to rounding.